EXHIBIT 99.1

HCRI ANNOUNCES ESTIMATED 1ST QUARTER RESULTS

LOUISVILLE, Ky., April 6 — Healthcare Recoveries, Inc. (Nasdaq: HCRI) today announced that, based on currently available information, the Company expects to report revenues for the first quarter of 2001 between $16.2 million and $16.5 million. Revenues in this range are anticipated to result in net income in the range of $1.2 million to $1.4 million, and earnings in the range of $0.12 to $0.14 per share, on a diluted basis. Earnings for the comparable period a year ago were $0.10 per share, on a diluted basis. The Company said that substantially all of its revenue in the quarter was derived from its base business, and that it estimates that net income from its base business will be in the range of $1.5 million to $1.7 million, compared with base business net income of $1.2 million in the comparable quarter of 2000. Moreover, the Company estimates that it will report earnings on its base business in the range of $0.15 to $0.17 per diluted share, compared with base business earnings of $0.11 in the comparable quarter of 2000. These comparisons exclude the $90,000 of special committee expense in the first quarter of 2000 and the estimated pretax losses in the first quarter of 2001 from: (a) TransPaC Solutions (the Company’s recently launched property and casualty subrogation recovery division) of approximately $200,000; and (b) Troveris (the recently announced software development effort) of approximately $300,000. The “base business” includes the Company’s existing healthcare recovery products and services and excludes TransPaC Solutions and Troveris. The Company previously disclosed information about TransPaC Solutions and Troveris in its Form 10-K filed on March 27, 2001.

Three factors were primarily responsible for earnings growth in the first quarter of 2001. First, as a consequence of operating improvements instituted in 2000, the gross margin expanded to 53.0% from 48.9% in the same period a year ago. In addition, base business support expenses decreased approximately 3% from the first quarter of 2000 because of expense control measures undertaken in the prior year. Finally, during 2000, the Company acquired 1,467,765 million shares of its own common stock, most of it in the second half of the year, which will have an accretive effect on the earnings in the first quarter of 2001.

This news release contains statements that constitute “Forward-looking Statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this news release include the intent, belief or current expectations of the Company and members of its management team with respect to estimated levels of revenue, gross margin, support expenses, net income and earnings per share for the first quarter of 2001, as will be reported for the Company as a whole and for the portion of the Company referred to as the “base business.” The Company’s “base business” includes existing healthcare recovery products and services but excludes TransPaC Solutions, a recently launched property and casualty subrogation recovery division, and Troveris, a recently announced software development initiative, the expenses of which are presented as “Research and Development” in the Company’s income statement starting in the fourth quarter of 2000. Forward-looking statements in this news release also include the assumptions on which such estimates are based. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated in this news release include, but are not limited to:

the Company’s lack of operating history in the property and casualty market; the ability of HCRI to successfully implement its sales and marketing strategy, product development strategy, operating strategy and acquisition strategy; HCRI’s ability to manage growth, changes in laws and government regulations applicable to HCRI; changes in the historical relationships among such key operating indicators as lives sold, lives installed, backlog and throughput and in the predictive value of these indicators with respect to certain aspects of HCRI’s financial results; and all the risks inherent in the development, introduction and implementation of a new product or service. Additional factors that could cause actual results to differ materially from those contemplated in this news release can be found in HCRI’s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the year ended December 31, 2000.

HCRI is a leading provider of outsourcing of insurance subrogation and certain other medical claims recovery and cost containment services to the private healthcare payor industry in the United States.